EXHIBIT 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the
General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.

                               ACADIA PARTNERS, L.P.

                               By:  ACADIA FW PARTNERS, L.P.,
                                    General Partner

                                    By:  ACADIA MGP, INC.,
                                         Managing General Partner


                                         By: /s/ J. Taylor Crandall
                                              J. Taylor Crandall,
                                              President

                               ACADIA FW PARTNERS, L.P.

                               By:  ACADIA MGP, INC.,
                                    Managing General Partner


                                    By: /s/ J. Taylor Crandall
                                         J. Taylor Crandall,
                                         President


                               ACADIA MGP, INC.


                               By: /s/ J. Taylor Crandall
                                    J. Taylor Crandall,
                                    President




                               /s/ J. Taylor Crandall
                               J. TAYLOR CRANDALL


                               UCC INVESTORS, L.P.


                               By: /s/ Daniel L. Doctoroff
                                    Daniel L. Doctoroff,
                                    General Partner




                               /s/ Daniel L. Doctoroff
                               DANIEL L. DOCTOROFF